Exhibit 99.1

THREE EUROPEANS ELECTED TO STATE STREET’S BOARD OF DIRECTORS
AND KEY LEADERSHIP EXECUTIVES PROMOTED TO VICE CHAIRMAN

Appointments Align with Company’s Global Growth Strategy and Reflect Strength of Management Team

Boston, December 22, 2006 — State Street Corporation (NYSE:STT), the world’s leading provider of financial services to institutional investors, today announced the election of European nationals, Peter Coym, retired head of Lehman Brothers Bankhaus AG, Amelia Fawcett, former vice chair and chief operating officer of Morgan Stanley International, and Maureen Miskovic, chair of Eurasia Group, to its Board of Directors.  State Street also announced the appointment of three of its senior leaders to vice chairman — Joseph L. (Jay) Hooley, global head of investment servicing and investment research and trading, William W. Hunt, president and chief executive officer of State Street Global Advisors, and Joseph C. Antonellis, chief information officer.

           “These appointments fulfill a number of key objectives for us,” said Ronald E. Logue, chairman and chief executive officer of State Street Corporation. “As we continue to expand our business internationally we are evolving the composition of our board to reflect a globally diverse range of experiences and market knowledge as well as significant expertise in the financial services industry.  We’re also able to acknowledge, through today’s promotions to vice chairman, the considerable contributions of our leadership team and the impact of their responsibilities on State Street’s current and future growth.”

 Peter Coym, age 64, Amelia Fawcett, age 50, and Maureen Miskovic, age 49, are joining State Street’s Board of Directors effective immediately.

Peter Coym, a German national and the retired head of Lehman Brothers in Germany, is also a former member of Lehman Brothers Bankhaus Management Board and its European Management Group.  Coym, with more than 35 years of experience in European investment banking, has served in positions that include chairman of the Association of Foreign Banks in Germany, a member of the Supervisory Board of the Deutsche Börse AG and a member of the German Central Capital Market Committee.

Amelia Fawcett, a dual American and British citizen, has recently retired from her position as vice chair and chief operating officer at Morgan Stanley International.  A lawyer by training, Fawcett was named by the Financial Times as one of the 25 most powerful women in Europe. She also serves as a member of the Court of the Bank of England.  In 2002 she was awarded Commander of Order of the British Empire (CBE) in recognition of her services to the financial industry.

Maureen Miskovic, a British citizen, is a leading authority on risk and compliance.  She currently chairs Eurasia Group, a top political risk advisory and consulting firm based in New York. Prior to this role she served in several senior management positions at a number of prominent investment banking firms. Miskovic also serves as a board member for NRG Energy.

The promotions to vice chairman also announced today comprise three executives who serve on State Street’s Operating Group, the company’s senior-most policy-making and strategy group.

Jay Hooley, age 49, a 20-year veteran of State Street, is head of the company’s asset servicing, securities finance and investment research and trading activities worldwide.  Under his leadership, State Street has achieved consistently high growth and has expanded its global presence.  Today the company is the No. 1 provider of investment manager operations outsourcing services with more than $3 trillion in assets under administration, a leading provider of hedge fund servicing and a world leader in multi-asset class trading and transition management.  Hooley is also a director on the boards of Boston Financial Data Services (BFDS) and International Financial Data Services (IFDS) which provide the global mutual fund industry with specialized shareholder servicing.

William W. Hunt, age 44, president and chief executive officer of State Street Global Advisors (SSgA), and 12-year State Street veteran, is head of the world’s largest institutional asset manager.  Under Hunt’s leadership, State Street Global Advisors’ contribution to State Street’s pre-tax profits has grown from 17 percent at the end of 2004 to 24 percent by the end of the third quarter of 2006.  With more than a decade of experience working outside of the US, Hunt plays a key role in driving State Street’s global expansion, as well as accelerating SSgA’s push into active and enhanced strategies.  More than half of new business now comes from active or enhanced strategies with assets under management up 21 percent since December 2004.

Joseph Antonellis, age 52, a 16-year veteran of State Street, is chief information officer and heads the company’s global securities services, operations and technology. Antonellis, named “Best CIO” by the American Financial Technology Awards, is also assuming responsibility for the company’s investment servicing business in North America.  Prior to becoming CIO, he managed investment servicing for mutual and pension fund customers for more than a decade.  State Street provides investment servicing to more than 40 percent of the US mutual fund market and 37 percent of the public pension fund market. In addition to being a board member of Boston Financial Data Services (BFDS) and Euroclear PLC, Antonellis also serves as chairman of the board of Princeton Financial Systems, a leading provider of client/server-based portfolio accounting management systems and a wholly-owned subsidiary of State Street.

James Phalen, age 55, currently head of investment servicing in North America, will take on a new role as head of international operations for investment servicing and investment research and trading.  Also a member of State Street’s Operating Group, Phalen, a ten-year State Street veteran and former chairman of

CitiStreet, will relocate to Europe to assume his new role.  Antonellis and Phalen will report to Jay Hooley.

Logue concluded, “I have set a goal for State Street to achieve 50 percent of its revenues from non-US operations. We have achieved an impressive 41 percent while maintaining our significant market leadership here in the US.  The appointments we’re announcing today strengthen our organization with additional global expertise, increased alignment of services and solutions for our customers and added focus on key growth areas.”

State Street Corporation (NYSE: STT) is the world’s leading specialist in providing institutional investors with investment servicing, investment management and investment research and trading services. With $11.3 trillion in assets under custody and $1.6 trillion in assets under management as at 30 September 2006, State Street operates in 26 countries and more than 100 geographic markets worldwide. For more information, visit State Street’s web site at www.statestreet.com.

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment.  Those statements are based on current expectations and involve a number of risks and uncertainties, including those related to the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street’s business mix, the dynamics of markets State Street serves, and State Street’s success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements, are set forth in State Street’s 2005 annual report on Form 10-K, particularly in Item 1A, “Risk Factors,” and the Corporation’s subsequent SEC filings which should be read before making any investment decision.  The forward-looking statements contained in this press release speak only as of the date hereof, December 22 2006, and the Corporation will not undertake efforts to revise those forward-looking statements to reflect events after this date.

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